AGL Resources Inc. - Distribution Operations				AGL Resources Inc.
Consolidating Balance Sheets				Form U5S
As of December 31, 2001				Exhibit F.1b.2

	Distribution Operations	Atlanta Gas Light Company	Virginia Natural Gas, Inc.	Chattanooga Gas Company

ASSETS
Current assets
Cash and Cash Equivalents	(1,362,872)	(1,714,201)	283,310	68,019
Receivables - net
Energy marketing	-	-	-	-
Gas	21,427,147	2,902,371	14,877,437	3,647,339
Other	3,412,405	1,854,452	1,632,567	(74,614)
Intercompany	0	-	-	-
Income tax receivable
Unbilled revenues	23,229,248	(13,685)	15,860,000	7,382,933
Inventories
Natural gas stored underground	109,873,355	93,601,423	2,299,643	13,972,289
Liquefied natural gas	5,046,574	0	-	5,046,574
Materials and supplies	5,490,614	4,602,777	695,981	191,857
Energy marketing and risk management asset
Unrecovered ERC - current portion	14,600,000	14,600,000	-	-
Unrecovered PRP costs - current portion	16,275,415	16,275,415	-	-
Unrecovered seasonal rates	11,248,660	11,248,660	-	-
Other current assets	41,950,246	463,650	34,149,820	7,336,776
Total current assets	251,190,794	143,820,863	69,798,758	37,571,173

Investment and equity in associated companies	-	1,058,448	-	-

Property, plant and equipment
Property, plant and equipment	3,035,951,707	2,332,857,271	542,332,138	159,672,771
Less accumulated depreciation	1,022,002,003	787,427,808	171,693,422	62,814,038
Property, plant and equipment - net	2,013,949,704	1,545,429,463	370,638,716	96,858,733

Deferred debits and other assets
Unrecovered PRP costs	498,665,378	498,665,378	-	-
Goodwill	176,184,977	-	176,184,977	-
Unrecovered ERC	228,643,333	228,643,333	-	-
Investments in joint ventures	-	-	-	-
Unrecovered postretirement benefits costs	11,217,667	7,098,009	4,119,658	-
Restricted investment for purchase of* telecommunications network
Intercompany notes receivable
Other	19,034,579	16,857,117	879,891	1,297,571
Total deferred debits and other assets	933,745,934	751,263,837	181,184,526	1,297,571
Total assets	3,198,886,432	2,441,572,610	621,622,001	135,727,477

AGL Resources Inc. - Distribution Operations				AGL Resources Inc.
Consolidating Balance Sheets				Form U5S
As of December 31, 2001				Exhibit F.1b.2

	Distribution Operations	Atlanta Gas Light Company	Virginia Natural Gas, Inc.	Chattanooga Gas Company

LIABILITIES AND CAPITALIZATION
Current liabilities
Short-term debt	-	-	-	-
Energy marketing trade payable	-	-	-	-
Accounts payable - trade	16,726,323	8,252,153	8,323,322	150,848
Accrued PRP costs - current portion	53,600,000	53,600,000	-	-
Accrued ERC - current portion	47,000,000	47,000,000	-	-
Current portion of long-term debt	93,000,000	93,000,000	-	-
Accrued wages and salaries	3,880,354	1,319,406	2,480,164	80,784
Customer deposits	12,215,110	259,830	10,281,853	1,673,428
Accrued interest	10,922,209	9,927,066	279,700	715,443
Energy marketing and risk management liability	-	-	-	-
Accrued taxes	57,252,403	32,805,929	9,354,928	15,136,903
Intercompany payables	81,403,472	77,758,689	1,649,202	1,787,192
Other	33,546,213	14,731,405	21,424,734	1,137,109
Total current liabilities	409,546,084	338,654,477	53,793,903	20,681,707

Accumulated deferred income taxes	264,034,606	251,894,990	1,977,739	10,143,771

Long-term liabilities
Accrued PRP costs	453,065,378	453,065,378	-	-
Accrued pension obligations	-	0	-	-
Accrued ERC	124,032,522	124,032,522	-	-
Accrued postretirement benefit costs	48,660,143	34,033,378	13,077,313	1,549,453
Other	-	-	-	-
Total long-term liabilities	625,758,043	611,131,277	13,077,313	1,549,453

Deferred credits
Unamortized investment tax credit	21,519,487	21,519,487	-	-
Regulatory tax liability	14,394,083	16,830,327	(26,585)	(2,409,659)
Other	5,997,315	4,993,394	717,527	286,394
Total deferred credits	41,910,885	43,343,209	690,942	(2,123,265)

Capitalization
Long-term debt	517,312,763	497,000,000	20,312,763	-
Preferred securities	-	-	-	-
Common shareholders' equity
Common stock	797,129,339	276,762,075	520,357,264	10,000
Premium on common stock	393,588,357	340,427,108	-	53,161,250
Earnings reinvested	149,606,354	82,359,475	11,412,076	52,304,561
Other comprehensive income	-	-	-	-
Shares held in treasury and trust	-	-	-	-
Common shareholders' equity	1,340,324,051	699,548,657	531,769,340	105,475,811
Total capitalization	1,857,636,814	1,196,548,657	552,082,103	105,475,811
Total liabilities and capitalization	3,198,886,432	2,441,572,610	621,622,001	135,727,477

AGL Resources Inc. - Distribution Operations				AGL Resources Inc.
Consolidating Balance Sheets				Form U5S
As of December 31, 2001				Exhibit F.1b.2

	AGL Rome Holdings, Inc.	Distribution Operations, Corporate	Eliminations

ASSETS
Current assets
Cash and Cash Equivalents	-	-	-
Receivables - net
Energy marketing	-	-	-
Gas	-	-	-
Other	-	-	-
Intercompany	-	-	-
Income tax receivable
Unbilled revenues	-	-	-
Inventories
Natural gas stored underground	-	-	-
Liquefied natural gas	-	-	-
Materials and supplies	-	-	-
Energy marketing and risk management asset
Unrecovered ERC - current portion	-	-	-
Unrecovered PRP costs - current portion	-	-	-
Unrecovered seasonal rates	-	-	-
Other current assets	-	-	-
Total current assets	-	-	-

Investment and equity in associated companies	-	-	(1,058,448)

Property, plant and equipment
Property, plant and equipment	1,089,526	-	-
Less accumulated depreciation	66,735	-	-
Property, plant and equipment - net	1,022,792	-	-

Deferred debits and other assets
Unrecovered PRP costs	-	-	-
Goodwill	-	-	-
Unrecovered ERC	-	-	-
Investments in joint ventures	-	-	-
Unrecovered postretirement benefits costs	-	-	-
Restricted investment for purchase of* telecommunications network
Intercompany notes receivable
Other	-	-	-
Total deferred debits and other assets	-	-	-
Total assets	1,022,792	-	(1,058,448)

AGL Resources Inc. - Distribution Operations				AGL Resources Inc.
Consolidating Balance Sheets				Form U5S
As of December 31, 2001				Exhibit F.1b.2

	AGL Rome Holdings, Inc.	Distribution Operations, Corporate	Eliminations

LIABILITIES AND CAPITALIZATION
Current liabilities
Short-term debt	-	-	-
Energy marketing trade payable	-	-	-
Accounts payable - trade	-	-	-
Accrued PRP costs - current portion	-	-	-
Accrued ERC - current portion	-	-	-
Current portion of long-term debt	-	-	-
Accrued wages and salaries	-	-	-
Customer deposits	-	-	-
Accrued interest	-	-	-
Energy marketing and risk management liability	-	-	-
Accrued taxes	(45,358)	-	-
Intercompany payables	2,467	205,921	-
Other	-	(3,747,035)	-
Total current liabilities	(42,891)	(3,541,114)	-

Accumulated deferred income taxes	18,106	-	-

Long-term liabilities
Accrued PRP costs	-	-	-
Accrued pension obligations	-	-	-
Accrued ERC	-	-	-
Accrued postretirement benefit costs	-	-	-
Other	-	-	-
Total long-term liabilities	-	-	-

Deferred credits
Unamortized investment tax credit	-	-	-
Regulatory tax liability	-	-	-
Other	-	-	-
Total deferred credits	-	-	-

Capitalization
Long-term debt	-	-	-
Preferred securities	-	-	-
Common shareholders' equity
Common stock	100	-	(100)
Premium on common stock	1,058,348	-	(1,058,348)
Earnings reinvested	(10,871)	3,541,114	-
Other comprehensive income	-	-	-
Shares held in treasury and trust	-	-	-
Common shareholders' equity	1,047,576	3,541,114	(1,058,448)
Total capitalization	1,047,576	3,541,114	(1,058,448)
Total liabilities and capitalization	1,022,792	-	(1,058,448)